BROKER AGREEMENT

                    This agreement is made on (date) between

                                   ("Broker")

                                       AND

             Prudential Investment Management Services LLC ("PIMS")

A.    Authorization to Broker

      (1) PIMS hereby authorizes Broker during the term of this Agreement to sell, distribute and re-sell units of the products (collectively, the "Products") listed on Attachment 1, which are sold by PIMS to eligible plan sponsors and their employees. Broker hereby accepts such authorization on the terms set forth herein.

B.    Obligations of Broker

      (1) Broker represents that it is a registered broker/dealer under the Securities and Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Broker represents and agrees that: (a) it will abide by the Rules of Fair Practice of the NASD; and (b) all of its agents who will be soliciting applications for products distributed by PIMS are registered representatives with the NASD and appropriately licensed by any state in which the agent conducts business.

      (2) Broker agrees to use its best efforts to solicit applications for the Products that are acceptable to PIMS. Broker shall, during the term of this Agreement, engage in the following activities:

               (a) Utilize only those prospectuses, statements of additional information, advertising material, literature and sales literature that has been provided by PIMS. If Broker wishes to use any other material, (i) it must be approved by PIMS, and
               (ii) Broker is responsible for securing required regulatory approvals.

               (b) Establish and maintain a system to supervise the activities of each registered representative and associated person that is reasonably designed to achieve compliance with applicable Federal and State Securities laws and regulations, including the rules of the NASD. PIMS will have no supervisory responsibility for the registered representatives and associated persons of Broker.

      (3) As to the offer and sale of shares of the Prudential Mutual Funds (the "Fund"), Broker agrees:

               (a) To offer and sell shares of the Fund only at their net asset value, in accordance with the current Prospectus and Statement of Additional Information of the Fund. All redemptions of shares will be made at their net asset value, in accordance with the current Prospectus and Statement of Additional Information of the Fund.
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               (b) To purchase shares of the Fund from PIMS or only from
               Broker's customers.

               (c) To purchase shares of the Fund from PIMS only for the purpose of covering purchase orders already received or for Broker's bona fide investment.

               (d) Broker will promptly advise PIMS of all unconditional purchase and redemption orders for shares of the Fund received by Broker.

               (e) Broker will not offer or sell any of the shares of the Fund except under circumstances that will result in full compliance with all applicable Federal and State securities laws, and in connection with sales and offers to sell shares of the Fund, Broker will furnish to each person to whom any such sale or offer is made a copy of the then applicable current Prospectus.

               (f) No person is authorized to make any representations concerning shares of the Fund except those contained in the current Prospectus and printed information issued by the Fund or by PIMS as information supplemental to the Prospectus.

               (g) Broker acknowledges that the Fund has the right to suspend the sale of its shares and that the redemption of shares or payment may be suspended in each case as permitted by law.

C.       Obligation of PIMS

         PIMS shall supply prospectuses, reasonable quantities of supplemental sales literature, sales bulletins, and additional information with respect to the Products, as issued. Any printed information furnished by PIMS other than the then current Prospectus and the Statement of Additional Information, periodic reports and proxy solicitation materials for the Products are the sole responsibility of PIMS and not the responsibility of the issuers (including the Fund), and Broker agrees that the issuers (including the Fund) shall have no liability or responsibility to Broker in these respects, unless expressly assumed in connection therewith.

D.       Broker's Compensation (Expenses)

         Compensation shall be determined in accordance with the terms of Selling & Service Commission Memoranda applicable at the time of a sale of the Products by Broker. Broker shall bear all costs and expenses incurred in connection with its activities hereunder.

E.       Complaints and Investigations

         Broker and PIMS agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with the products marketed, sold, or serviced under this Agreement.

F.       Term of Agreement

         (1) This Agreement shall become effective as of the date first written above and shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement, without payment of any penalty, upon ten (10) days' written notice to the other party of its intention to do so. The notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or partner thereof, or was mailed postpaid, return receipt requested, or transmitted via facsimile copier with acknowledgment received, to his or its address as shown below.

         (2) Upon termination of the Agreement, all authorizations, rights and obligations shall cease except for the agreements contained in Section E hereof and the indemnities set forth in Section G hereof.

G.       Exculpation: Indemnity

         (1) Broker shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

         (2) PIMS shall be under no liability to Broker except for lack of good faith and for obligations expressly assumed by PIMS herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the rules and regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising from the Securities Act of 1933.

         (3) Broker agrees to indemnify, defend and hold harmless PIMS and any of its affiliates and any director, officer, employee or controlling persons of such for any legal or other expense or other expenses or liabilities reasonably incurred by PIMS or such director, officer, employee or controlling person in connection with investigating, defending or paying for any loss, claim, damage, liability, or action which arises our of or is based upon:

                  (a) Any unauthorized use of sales materials or any verbal or written misrepresentations or any sales practices alleged or found to be in violation of any law, concerning the Products sold by Broker hereunder or its agents, employees or associated persons;

                  (b) Claims by the employees, agents or associated persons of Broker against PIMS for commissions, service fees, development allowances or other compensation or remuneration of any type; and,

                  (c) The failure of Broker, its officers, employees, agents or associated persons to comply with the provisions of this Agreement. This indemnity agreement will be in addition to any liability which broker may otherwise have.

H.       Assignability

         This Agreement shall not be assigned by either party without the written consent of the other.

I.       Governing Law

         This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, as at the time in effect and the applicable provisions of the Investment Company Act of 1940. To the extent that the applicable law of the State of New Jersey, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act of 1940, the latter shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Prudential Investment Management                     Broker
         Services LLC                                Address
Gateway Center Two
100 Mulberry Street
Newark, NJ   07102

Telephone Number (201) 367-1215                      Telephone Number
Facsimile Number  (201) 367-8084                     Facsimile Number

By:                                                  By:

                        ATTACHMENT 1 TO BROKER AGREEMENT
                                      dated
                                   and between
                                     Broker

                                       AND

             Prudential Investment Management Services LLC ("PIMS")

1.       MEDLEY Program

2.       Prudential Mutual  Funds

3.       Discovery Select Program